United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: October 21, 2003

Commission File Number: 000-4970 1

S3I Holdings, Inc
(formerly Axtion Foods, Inc.)

California	98-0336674

(State or other jurisdiction of incorporation or organization)	(IRS E.I.N Number)

5927 Priestly Drive, Carlsbad, California

(Address of principal executive offices)	(Zip Code)
(760) 602-1946
Registrant's telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:     None

Securities registered pursuant to Section 12(g) of the Act: Common Stock

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None.

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. On October 11, 2003, at 9 a.m., a Meeting of the Board of Directors took place. Pursuant to majority consent of the shareholders of the Issuer, Christopher Berlandier was appointed as Chairman of the Board of the Company. The majority shareholders also consented to the removal of Fred Villella as a Director and President, but would remain with the company in other capacities to be determined. On October 13, 2003, Mr. Villella prepared a letter stating he was no longer an Officer or a Director of the Company. As stated below in Item 6, Jim McMahon resigned as a Director. The current members of the Board consists of Christopher Berlandier and Wayne Yamamoto.

Item 6. Changes of Registrant's Directors. On October 11, 2003, Jim McMahon presented a letter of resignation as a Director of the Company and stated no reason for his resignation.

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Item 7. Financial Statements and Exhibits.

Item 8. Change in Fiscal Year. None.

Item 9. Regulation FD Disclosure. None.

EXHIBITS

The following exhibit is furnished in accordance with the provisions of Item 601 and Regulation S-B.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

S3I Holdings, Inc.

Dated: October 21, 2003

by

/s/ Wayne Yamamoto
Wayne Yamamoto
CEO and Director

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